John Hancock

Policy Details - Variable Life

John Hancock Life Insurance Company of New York John Hancock Life Insurance Company

(hereinafter referred to as The Company)

Mailing Address:

John Hancock New York New Business Service Center PO Box 4608 Niagara Square Station Buffalo NY 14240-4608

Courier Address:

John Hancock New York New Business Service Center 200 Bloor Street East Toronto ON

Canada M4W 1E5

This form is part of the Application for Life Insurance for the Proposed Life Insured(s).

Print and use black ink. Any changes must be initialed by the Proposed Life Insured(s) and/or Owner(s).

Proposed Life Insured (Life One)

Proposed Life Insured (Life Two)

Name

First

Middle

Last

Name

First

Middle

Last

Name(s) of Owner(s)

Plan Name

Single Life

Majestic VUL 98 Majestic Variable COLI

Majestic Performance VUL Variable MasterPlan Plus

Majestic VULX

Survivorship Life

Majestic VEP 98

Majestic Performance Survivorship VUL

Majestic Survivorship VULX

Other

Amount

1. Base Sum Insured (BSI) or Base Face Amount (BFA) $

Additional Sum Insured (ASI) or Supplemental Face Amount (SFA) on Page 2.

Premiums

2. Frequency:

Annual

Semi-Annual

Quarterly

Monthly - (Automatic Deduction)

Other

Premium Notices and Correspondence

3. a) Send Premium Notices to:

Owner(s)

Life One

Life Two

Employer’s Address

Other: Name & Address (details below)

Name

Street No. & Name, Apt No., City, State, Zip code

b) Send Correspondence to:

Same as Premium Notices (as above)

Other: Name & Address (details below)

Name

Street No. & Name, Apt No., City, State, Zip code

c) Secondary Addressee - You can make the designation below when you or the Life Insured become a senior citizen (age 65 or older). The Company will also mail lapse notices for overdue premiums to any Secondary Addressee you designate. If you want this option, provide the following information.

Owner - Date of Birth

mmm

dd

yyyy

Name of Secondary Addressee

Street No. & Name, Apt No.

City

State

Zip code

VARIABLE LIFE - SINGLE LIFE

4. a) Life Insurance Qualification Test

Guideline Premium Test. Under this test, the sum of premiums paid into the policy may not at any time exceed the greater of (a) the Guideline Single premium, or (b) the sum of the Guideline Level Premiums to such date.

Cash Value Accumulation Test. Under this test, the Policy Value may not any time exceed the net single premium.

Note: Elected test cannot be changed after the policy is issued. You may request an Illustration on both tests before making your election.

b) Death Benefit Option

Option A/Option 1 (Face Amount)

Option B/Option 2 (Face Amount plus Account/Policy Value)

Option M (Available on Majestic VUL 98 and Majestic VEP 98 if CVAT chosen) with calculation beginning in policy year

© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

NB5008NY (11/2008) (M)

M Proprietary Variable Majestic Products

VERSION (11/2008)

Additional Sum Insured (ASI), Supplemental Face Amount (SFA) and Premium Schedules

5. ☐ Additional Sum Insured(ASI)/Supplemental Face Amount(SFA)
Check only one option below.
a) ☐ ASI/SFA of $ ____________
☐ For Life of Policy
☐ With Face Amount (TSI/TFA) of $ ____________ increasing by ____________ % or $ ____________ Per Year for
☐ Life of Policy or ______ Policy Years
b) ☐ Customized Level or Increasing Schedule
List by policy year or years. ASI/SFA amount may not decrease.

Policy Year(s)	ASI/SFA Amount	
to	$	(1)
to	$	(2)
to	$	(3)
to	$	(4)
to	$	(5)
to	$	(6)
to	$	(7)
to	$	(8)
to	$	(9)
to	$	(10)

(If more space is required, complete and attach form NB5064NY.)

6. ☐ Planned Premium
a) ☐ $ ____________ annually for ______ year(s)
☐ Annual Increase of ______ %
☐ Additional first year Planned Premium $ ____________
b) ☐ Customized Schedule
List by policy year(s).

Policy Year(s)	Planned Premium Amount	
to	$	(1)
to	$	(2)
to	$	(3)
to	$	(4)
to	$	(5)
to	$	(6)
to	$	(7)
to	$	(8)
to	$	(9)
to	$	(10)

(If more space is required, complete and attach form NB5064NY.)

Majestic VUL 98, Majestic Variable COLI, Variable MasterPlan Plus, Majestic VEP 98

7. ☐ Living Care Benefit (for terminal illness, only available on Majestic VUL 98)
☐ Enhanced Cash Value Rider
☐ Premium Cost Recovery for ☐ Life of Policy ☐ ______ Policy Years
☐ Age 100 Waiver of Charges Rider (Not available on MVCOLI or VMPP)
☐ Policy Split Option Rider (Only available on Majestic VEP 98)
☐ Continuation of Guaranteed Minimum Death Benefit Option after 10th Policy Year (Only available with Option A)
☐ Other ____________

Majestic VULX

8. ☐ Return of Premium Death Benefit (with DB Option 1 only)
Increase Rate ☐ Yes ______ % ☐ No
Percentage of Premiums to be returned at death (Whole numbers only. Maximum 100%) ______ %

☐ Accelerated Benefit Rider
☐ Overloan Protection Rider
☐ Other ____________

Majestic Performance VUL

9. ☐ Enhanced Surrender Value Rider
☐ Extended No Lapse Guarantee (beyond Basic Period)
☐ To Age ______ ☐ Period ______
☐ Return of Premium Death Benefit (with DB Option 1 only)
Increase Rate ☐ Yes ______ % ☐ No
Percentage of Premiums to be returned at death (Whole numbers only. Maximum 100%) ______ %

☐ LifeCare Benefit Rider (Please complete form NB5018NY.)
Accelerated Death Benefit must also be selected and NB3518NY must also be completed. The Accelerated Death Benefit Disclosure must be provided to the Owner.
☐ Accelerated Benefit Rider
☐ I have received the Accelerated Death Benefit Disclosure and understand that the values shown are generic and will differ from my actual coverage.
☐ Other ____________

© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (11/2008) (M)
Page 2 of 6
M Proprietary Variable Majestic Products VERSION (11/2008)

Majestic Survivorship VULX

10. ☐ Enhanced Cash Value Rider (Not available with GPT)
   ☐ Return of Premium Death Benefit (with DB Option 1 only)
   Increase Rate ☐ Yes ________ % ☐ No
   Percentage of Premiums to be returned at death (Whole numbers only. Maximum 100%) ________ %

☐ Policy Split Option Rider
☐ Four Year Term (EPR)
☐ Overloan Protection Rider
☐ Other ____________________

Majestic Performance Survivorship VUL

11. ☐ Enhanced Cash Value Rider
   ☐ Premium Cost Recovery for ☐ Life of Policy ☐ ________ Policy Years
   ☐ Survivorship Four Year Level Term Rider
   ☐ Policy Split Option Rider
   ☐ Other ____________________

© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (11/2008) (M)
Page 3 of 6
M Proprietary Variable
Majestic Products
VERSION (11/2008)

Additional Information - These questions apply to the OWNER(S) of the policy. All questions must be answered.

12. a) If an additional or optional policy is being applied for in a separate application, state plan and amount.

Plan name ____________________ $ __________

b) Do you understand that you may need to pay premiums in addition to Planned Premium if the current policy charges or actual investment performance are different from the assumptions used in your Illustration (assuming the requirements of any applicable guaranteed death benefit feature have not been satisfied)? ☐ Yes ☐ No

13. Have you received a current prospectus (and any supplements) for the applicable policy? ☐ Yes ☐ No

	mmm	dd	yyyy		mmm	dd	yyyy
If **Yes,** date of prospectus(es)				Date of supplement(s)			
Date of John Hancock Trust prospectus (if applicable)				Date of supplement			

14. With the above in mind, does the policy meet your insurance objectives and your anticipated financial needs? ☐ Yes ☐ No

Investor Suitability Statements

15. **I UNDERSTAND THAT UNDER THE APPLIED FOR POLICY:**
(A) THE AMOUNT OF THE INSURANCE BENEFITS, OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED.
(B) THE AMOUNT OF THE INSURANCE BENEFITS, THE DURATION OF THE INSURANCE COVERAGE, AND THE POLICY/ACCOUNT VALUE, MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE CHOSEN INVESTMENT ACCOUNTS AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY/ACCOUNT VALUES AND CASH SURRENDER VALUES ARE AVAILABLE ON REQUEST.
(C) THE ENTIRE INVESTMENT COULD BE LOST BECAUSE OF THE PERFORMANCE OF THE INVESTMENT FUND AND IN THE ABSENCE OF ADDITIONAL PREMIUM PAYMENT, THE INSURANCE COVERAGE COULD LAPSE.

Asset Account Balancer Service (Majestic Performance VUL only)

16. This service will automatically move amounts among your specified Investment Accounts on a semi-annual basis beginning six months after your policy date to maintain your chosen percentages in each account. The Asset Allocation Balancer Service will only move amounts among the Investment Accounts selected; it will not move amounts to or from the Fixed Account. **To elect this service, please check box A or B below and provide details as required.**

A ☐ Rebalance based on the percentages selected in the Investment Allocation of Net Premiums section of this form without regard to any amounts allocated to the Fixed Account.

B ☐ Rebalance based on the percentages listed below.

Investment Account	Percentage	Investment Account	Percentage	Investment Account	Percentage
	%		%		%
	%		%		%
	%		%		%

Dollar Cost Averaging Program (Majestic Performance VUL only)

17. Under this program we will automatically transfer amounts each month from one Investment Account to one or more of the other Investment Accounts or the Fixed Account. You must select one Investment Account to Dollar Cost Average from. (We suggest a fund that attempts to maintain a relatively stable value such as the Money Market Trust or the U.S. Government Securities Trust.*) **To elect this program, please check box A, B or C below and provide details as required.**

FROM: A ☐ Money Market **B** ☐ U.S. Government Securities **C** ☐ Other __________

You must also indicate the Investment Account(s) and amount(s) to Dollar Cost average.

TO:

Investment Account	Percentage	Investment Account	Percentage	Investment Account	Percentage
	%		%		%
	%		%		%
	%		%		%

Dollar Cost Averaging does not assure a profit and does not protect against loss in declining markets. Since the plan involves continuous investments in securities regardless of fluctuating price levels of such securities, you should consider your ability to continue such purchases throughout periods of low price levels before signing up for this program.

* Values in the U.S. Government Securities Trust or Money Market Trust are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Money Market Trust seeks to preserve the value of your investment at $10.00 per share, it is possible to lose money by investing in the fund.

© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (11/2008) (M) Page 4 of 6 M Proprietary Variable Majestic Products VERSION (11/2008)

18. **INVESTMENT ALLOCATION OF NET PREMIUMS - Allocation must be whole numbers. Total must be 100%.**

AGGRESSIVE GROWTH PORTFOLIOS

- ____ % Science & Technology
- ____ % Pacific Rim
- ____ % Health Sciences
- ____ % Emerging Growth
- ____ % Small Cap Growth
- ____ % Emerging Small Company
- ____ % Small Cap
- ____ % Small Cap Index
- ____ % Mid Cap Stock
- ____ % Natural Resources
- ____ % All Cap Growth
- ____ % Financial Services
- ____ % International Opportunities
- ____ % International Small Cap
- ____ % International Equity Index B
- ____ % Overseas Equity
- ____ % American International
- ____ % International Value
- ____ % International Core

- ____ % **FIXED ACCOUNT ***
- ____ % **ENHANCED YIELD FIXED ACCOUNT**

NOTE: ***Liquidity restrictions apply when allocating funds to the Fixed Accounts.***

GROWTH PORTFOLIOS

- ____ % Mid Cap Index
- ____ % Mid Cap Intersection
- ____ % Global
- ____ % Capital Appreciation
- ____ % American Growth
- ____ % Optimized All Cap
- ____ % All Cap Core
- ____ % Total Stock Market Index
- ____ % Blue Chip Growth
- ____ % U.S. Large Cap
- ____ % Core Equity
- ____ % Large Cap Value
- ____ % Classic Value
- ____ % Utilities
- ____ % Global Real Estate
- ____ % Real Estate Securities
- ____ % Small Cap Opportunities
- ____ % Small Cap Value
- ____ % Small Company Value
- ____ % Mid Value
- ____ % Mid Cap Value
- ____ % Value
- ____ % All Cap Value

M FUNDS

- ____ % Brandes International Equity
- ____ % Turner Core Growth
- ____ % Frontier Capital Appreciation
- ____ % Business Opportunity Value

OTHER PORTFOLIO

- ____ % ________________

GROWTH & INCOME PORTFOLIOS

- ____ % 500 Index B
- ____ % Fundamental Value
- ____ % U.S. Core
- ____ % Large Cap
- ____ % Optimized Value
- ____ % American Growth - Income
- ____ % Equity - Income
- ____ % American Blue Chip Income & Growth
- ____ % American Asset Allocation *
- ____ % Franklin Templeton Founding Allocation *
- ____ % Index Allocation *
- ____ % Income & Value
- ____ % Managed
- ____ % Global Allocation
- ____ % Core Allocation Plus *
- ____ % Disciplined Diversification *
- ____ % Capital Appreciation Value *
- ____ % PIMCO VIT All Asset

INCOME PORTFOLIOS

- ____ % High Yield
- ____ % U.S. High Yield Bond
- ____ % Strategic Bond
- ____ % Strategic Income
- ____ % Global Bond
- ____ % Investment Quality Bond
- ____ % Total Return
- ____ % American Bond
- ____ % Real Return Bond
- ____ % Total Bond Market B
- ____ % Core Bond
- ____ % Active Bond
- ____ % U.S. Government Securities
- ____ % Short Term Bond

CONSERVATIVE PORTFOLIO

- ____ % Money Market B *

LIFESTYLE PORTFOLIOS

- ____ % Lifestyle Aggressive *
- ____ % Lifestyle Growth *
- ____ % Lifestyle Balanced *
- ____ % Lifestyle Moderate *
- ____ % Lifestyle Conservative *

* **These are the only investment options available when the ENLG rider is selected on Majestic Performance VUL.**

© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (11/2008) (M)
Page 5 of 6
M Proprietary Variable Majestic Products VERSION (11/2008)

Allocation of Monthly Charges

19. Please deduct the monthly charges from the following accounts (except Mortality and Expense Risk/Asset based Risk charges).

Account No. %

%

Check box and attach sheet with additional information, if necessary.

Owner(s) Signature(s)

Signed at

City

State

This

Day of

Year

Signature of Witness/Registered Representative (as Witness)

x

Signature of Owner

x

Signature of Owner

x

Agent/Registered Representative Certification - All Agents/Registered Representatives sharing commissions must sign this form.

I certify that a current prospectus (and any supplement) for the policy applied for has been given to the Proposed Life Insured(s), and to the Owner(s) if other than the Proposed Life Insured(s).

Signature of Agent/Registered Representative

x

Signature of Agent/Registered Representative

x

Signature of Agent/Registered Representative

x

Signature of Agent/Registered Representative

x

Signature of Agent/Registered Representative

x

Place and Date

Place and Date

Place and Date

Place and Date

Place and Date

© 2008 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

NB5008NY (11/2008) (M)

M Proprietary Variable Majestic Products

VERSION (11/2008)